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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



          Date of Report (date of earliest event Reported)   May 3, 2000
                                                          ----------------

                              COLUMBIA ENERGY GROUP
                              ---------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       1-1098                 13--1594808
----------------------------         -------------          ------------------
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


                13880 Dulles Corner Lane, Herndon, VA 20171-4600
                ------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (703) 561-6000
                                                          ----------------


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Item 5.  Other Events

         Information contained in a News Release dated May 3, 2000 is incorporated herein by reference.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Columbia Energy Group
                                               ------------------------------
                                                        (Registrant)




                                               By /s/ J. W. Grossman
                                                 ----------------------------
                                                  Vice President & Controller

Date: May 3, 2000
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FOR IMMEDIATE RELEASE                                                 CONTACTS:
May 3, 2000                       News Media:   R.A. Rankin, Jr. (703) 561-6044
                                                 Michael McGarry (703) 561-6063
                         Financial Community:   Thomas L. Hughes (703) 561-6001
                                           Melissa E. Bockelmann (703) 561-6011


COLUMBIA ENERGY GROUP TO SELL LNG OPERATIONS
TO WILLIAMS GAS PIPELINE

HERNDON, Va., May 3 -- Columbia Energy Group announced today that its LNG subsidiaries have agreed to sell their partnership interests in the Cove Point LNG Limited Partnership to subsidiaries of Williams Gas Pipeline for approximately $150 million. The transaction, subject to clearance under the Hart-Scott-Rodino Act, and certain other conditions, is expected to be completed by July 2000.

           The Columbia subsidiaries and affiliates--Columbia LNG Corporation, CLNG Corporation and Columbia Atlantic Trading--through Cove Point LNG own and operate a liquefied natural gas storage and marine terminal near Lusby, Md., and an 87-mile natural gas pipeline connecting the terminal with gas pipelines in Northern Virginia. The terminal, which has a send-out capacity of one billion cubic feet of gas per day, currently provides peak shaving services to customers in the mid-Atlantic and Southeastern regions of the United States. Cove Point LNG is in the process of concluding an open season for firm terminal capacity to be used for liquefied natural gas imports.

         "In our ongoing evaluation of the LNG business," said Oliver G. Richard III, Columbia Energy Group chairman, president and CEO, " it has become clear that the business, although attractive, is not at the core of Columbia's long-term strategy, and that we could achieve more value for our shareholders by selling this asset than by continuing to operate it. The transaction announced today will achieve this objective."

         Columbia Energy Group, based in Herndon, Va., is one of the nation's leading energy services companies, with assets of approximately $7 billion. Its operating companies engage in virtually all phases of the natural gas business, including exploration and production, transmission, storage and distribution, as well as retail energy marketing, propane and petroleum product sales, and electric power generation. Information about Columbia Energy Group (NYSE:CG) is available on the Internet at www.columbiaenergygroup.com.

         This press release contains "forward-looking statements" within the meaning of the Federal securities laws, including statements concerning Columbia's, Columbia LNG's and Williams' plans, objectives and expected performance. There can be no assurance that actual results will not differ materially due to various factors, many of which are beyond the control of the companies, including, but not limited to, market conditions and competition.

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